SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant  |X|
    Filed by a party other than the registrant  | |

    Check the appropriate box:
    |X| Preliminary proxy statement
    | | Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    | | Definitive proxy statement
    | | Definitive additional materials
    | | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             PS BUSINESS PARKS, INC.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                  _____________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    |X| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            ____________________________

        (2) Aggregate number of securities to which transaction applies:
            ____________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
            ____________________________

        (4) Proposed maximum aggregate value of transaction:
            ____________________________

        (5) Total fee paid:
            ____________________________

    | | Fee paid previously with preliminary materials.

    | | Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:
            ____________________________

        (2) Form, schedule or registration statement no.:
            ____________________________

        (3) Filing party:
            ____________________________

        (4) Date filed:
            ____________________________

PRELIMINARY COPY


                             PS BUSINESS PARKS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 1999


        The Annual Meeting of Shareholders of PS Business Parks, Inc. a California corporation (the Company"), will be held at [the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California], on May 10, 1999, at the hour of [1:00 p.m. Los Angeles] time, for the following purposes:

        1. To elect directors for the ensuing year.

        2. To consider and vote on an amendment to the Company's articles of incorporation to increase the ownership limitation applicable to the Company's Common Stock from 2% to 7% of the outstanding Common Stock.

        3. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.


        The Board of Directors has determined that only holders of record of Common Stock at the close of business on March 15, 1999 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.


        Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

        You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, the powers of the proxy holders named in the Proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.


                                       By Order of the Board of Directors

                                           JACK E. CORRIGAN, Secretary

Glendale, California
March ___, 1999

PRELIMINARY COPY

                             PS BUSINESS PARKS, INC.

                               701 Western Avenue
                         Glendale, California 91201-2397

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 10, 1999

                                     GENERAL

        This Proxy Statement (first mailed to shareholders on or about April ___, 1999) is furnished in connection with the solicitation by the Board of Directors of PS Business Parks, Inc. (the "Company") of proxies, including the enclosed Proxy, for use at the Company's Annual Meeting of Shareholders to be held at [the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California] at [1:00 p.m. Los Angeles] time on May 10, 1999 or at any adjournment of the meeting. The purposes of the meeting are (1) to elect seven directors of the Company, (2) to consider and vote on an amendment to the Company's articles of incorporation to increase the ownership limitation applicable to the Company's Common Stock from 2% to 7% of the outstanding Common Stock and (3) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

        Shares of Common Stock represented by a Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made with respect to the election of directors or the amendment to the articles of incorporation, the shares will be voted FOR the election as directors of the nominees named hereinafter and FOR approval of the amendment to the articles of incorporation. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

        In a March 17, 1998 merger (the "AOPP Merger") of American Office Park Properties, Inc. ("AOPP") with and into the Company, the Company acquired the commercial property business previously operated by AOPP and the Company changed its name from "Public Storage Properties XI, Inc." to "PS Business Parks, Inc." As a result of the AOPP Merger, the Company became the sole general partner of PS Business Parks, L.P., through which the Company conducts most of its activities.

                                QUORUM AND VOTING

        The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business.

        Only holders of record of Common Stock at the close of business on March 15, 1999 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 23,637,410 shares of Common Stock issued and outstanding.

        With respect to the election of directors, each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The seven candidates who receive the most votes will be elected directors of the Company. In voting upon the amendment to the articles of incorporation and any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in his name.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

              Name                         Age              Director Since
              ----                         ---              --------------

        Ronald L. Havner, Jr.               41                   1998
        Harvey Lenkin                       62                   1998
        Vern O. Curtis                      64                   1990
        Arthur M. Friedman                  62                   1998
        James H. Kropp                      49                   1998
        Alan K. Pribble                     56                   1998
        Jack D. Steele                      75                   1990

        Ronald L. Havner, Jr., a certified public accountant, became a director of the Company on March 16, 1998 and Chairman of the Company on March 17, 1998. Mr. Havner has been President and Chief Executive Officer of the Company or AOPP since December 1996. He was Senior Vice President and Chief Financial Officer of Public Storage, Inc. ("PSI"), an affiliated REIT, and Vice President of the Company and certain other REITs affiliated with PSI until December 1996.

        Harvey Lenkin became a director of the Company on March 16, 1998 and was President of the Company from its inception in 1990 until March 16, 1998. Mr. Lenkin has been employed by PSI for 20 years and has been President and a director of PSI since November 1991. He was a director of AOPP from December 1997 until March 17, 1998. From 1989-90 until the respective dates of merger, Mr. Lenkin was President of 18 affiliated REITs that were merged into PSI between September 1994 and May 1998 (the "Merged Public Storage REITs"), and he was also a director of one of the Merged Public Storage REITs from 1989 until June 1996. Mr. Lenkin is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT).

        Vern O. Curtis, Chairman of the Audit Committee, is a private investor. Mr. Curtis has been a director of the Company since its inception in 1990. Mr. Curtis is also a director of the Pimco Funds, Pimco Commercial Mortgage Securities Trust, Inc. and Fresh Choice, Inc. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Mr. Curtis was Dean of Business School of Chapman College from 1988 to 1990 and President and Chief Executive Officer of Denny's, Inc. from 1980 to 1987.

        Arthur M. Friedman, a member of the Audit Committee, became a director of the Company on March 16, 1998. Mr. Friedman, a certified public accountant, has been an independent business and tax consultant since September 1995. He was a partner of Arthur Andersen from 1968 until August 1995. During his 38-year career in public accounting, he specialized in tax consultation. He was a member of the Andersen Board of Partners from 1980-1988.

        James H. Kropp became a director of the Company on March 16, 1998. Mr. Kropp has been Director of Investment Management and Banking of Christopher Weil & Company, Inc. ("CWC"), a securities broker-dealer and registered investment adviser, since April 1995. CWC has rendered, and is expected to continue to render, financial advisory and securities brokerage services for PSI and its affiliates. Mr. Kropp was a director of AOPP from December 1996 until December 1997. From July 1994 to November 1994, he was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners.

        Alan K. Pribble became a director of the Company on March 16, 1998. He has been an independent business consultant since June 1997. Mr. Pribble was employed by Wells Fargo Bank, N.A. for 30 years until June 1997. He was a Senior Vice President of Wells Fargo from 1984 until June 1997. In 1992, Mr. Pribble opened a commercial finance division for Wells Fargo and was involved in its operations until June 1997. From 1988 until 1992, he was a Senior Vice President and Regional Manager, and from 1984 until 1988, Mr. Pribble was a Senior Credit Officer, for Wells Fargo.

        Jack D. Steele, a member of the Audit Committee, has been a director of the Company since its inception in 1990. Mr. Steele is also a director of M.C. Gill and CRG Compensation Resource Group. Mr. Steele is a business consultant. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Mr. Steele was Chairman - Board Services of Korn/Ferry International from 1986 to 1988 and Dean of School of Business and Professor at the University of Southern California from 1975 to 1986.

Directors and Committee Meetings
--------------------------------

        The Board of Directors held eight meetings and the Audit Committee held three meetings during 1998. Each of the directors, except for B. Wayne Hughes (who was a director of the Company until March 16, 1998), attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served, during 1998 (during the period that he served). The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors, to make recommendations to the Board of Directors regarding the appointment and retention of auditors and to administer the Company's stock option and incentive plan.

        The Company does not have a compensation committee. The Company has a stock option and incentive plan, which is administered by the Audit Committee. The Company does not have a nominating committee. Pursuant to the terms of an Agreement Among Shareholders and Company dated as of December 23, 1997, as amended, among Acquiport Two Corporation ("Acquiport"), AOPP, American Office Park Properties, L.P. and PSI (which agreement was assumed by the Company in the AOPP Merger), the nominees for the Board of Directors (which constitute the current Board of Directors) consist of two nominees of PSI (currently Ronald L. Havner, Jr. and Harvey Lenkin) and five independent directors mutually acceptable to PSI and Acquiport (currently Vern O. Curtis, Arthur M. Friedman, James H. Kropp, Alan K. Pribble and Jack D. Steele). PSI and Acquiport have agreed to vote their respective shares of the Company's Common Stock to support such nominees to the Board. This voting agreement expires at the later of the following dates: (1) when PSI's interest in the Company or Acquiport's interest in the Company is less than 20%, assuming conversion of all limited partnership interests in PS Business Parks, L.P. into shares of the Company's Common Stock or (2) December 24, 2001.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

        The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:

                                                                          Shares of Common Stock
                                                                          Beneficially Owned
                                                                          ----------------------------------
                                                                            Number                  Percent
  Name and Address                                                          of Shares               of Class
  ----------------                                                          ---------               --------
  Public Storage, Inc. ("PSI"),                                              5,254,273               22.2%
    PS Texas Holdings, Ltd.,
    PS GPT Properties, Inc.
  701 Western Avenue,
  Glendale, California  91201-2397 (1)

  Acquiport Two Corporation ("Acquiport")                                    6,110,265               25.8%
    c/o Heitman Capital Management Corporation
  180 North LaSalle Street
  Chicago, Illinois 60601,
  New York State Common Retirement Fund
  633 Third Avenue, 31st Floor
  New York, New York 10017-6754 (2)

  LaSalle Advisors Capital Management, Inc.                                  2,318,648                9.8%
  ABKB/LaSalle Securities Limited Partnership
  200 East Randolph Drive
  Chicago, Illinois 60601 (3)

----------------

(1) This information is as of March ___, 1999. The reporting persons listed above have filed a joint Schedule 13D, amended as of September 3, 1998. The 5,254,273 shares of Common Stock beneficially owned by the reporting persons include (i) 4,987,567 shares as to which PSI has sole voting and dispositive power and (ii) 266,706 shares held of record by PS Texas Holdings, Ltd., a Texas limited partnership, as to which (a) PS GPT Properties, Inc., the sole general partner of PS Texas Holdings, Ltd. and a wholly-owned subsidiary of PSI, and (b) PSI, share voting and dispositive power.

      The 5,254,273 shares of Common Stock in the above table does not include 7,305,355 units of limited partnership interest in PS Business Parks, L.P. ("Units") held by PSI and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) are redeemable for cash or, at the Company's election, for shares of the Company's Common Stock on a one-for-one basis. Upon conversion of such Units to Common Stock, PSI and its affiliated partnerships would own 40.6% of the Common Stock.

(2) This information is as of February 28, 1999. The reporting persons listed above have filed a joint Schedule 13D, amended as of May 21, 1998. The 6,110,265 shares of Common Stock beneficially owned by the reporting persons are held of record by Acquiport. New York State Common Retirement Fund, as the sole stockholder of Acquiport, shares voting and dispositive power with respect to the 6,110,265 shares.

      See "Directors and Committee Meetings" above for a description of the agreement of PSI and Acquiport to vote their respective shares of the Company's Common Stock to support their nominees for the Board of Directors.

(3)   This information is as of December 31, 1998 and is based on a Schedule
      13G filed by LaSalle Advisors Capital Management, Inc. and ABKB/LaSalle Securities Limited Partnership. As of December 31, 1998, LaSalle Advisors Capital Management, Inc. beneficially owned 254,000 shares of Common Stock and ABKB/LaSalle Securities Limited Partnership owned 2,064,648 shares of Common Stock. La/Salle Advisors Capital Management, Inc. has sole voting power and sole dispositive power with respect to 69,000 shares, shared voting power with respect to 13,500 shares and shared dispositive power with respect to 185,000 shares. ABKB/LaSalle Securities Limited Partnership has sole voting power with respect to 906,374 shares, shared voting power with respect to 264,300 shares, sole dispositive power with respect to 898,674 shares and shared dispositive power with respect to 1,165,974 shares.

Security Ownership of Management
--------------------------------

        The following table sets forth information as of March ___, 1999 concerning the beneficial ownership of Common Stock of each director of the Company, the Company's Chief Executive Officer, the three other persons who were executive officers of the Company on December 31, 1998 and all directors and executive officers as a group:

                                                                  Shares of Common Stock:
                                                                  Beneficially Owned(1)
                                                                  Shares Subject to Options(2)
                                                                  -------------------------------------
       Name                                                        Number of Shares             Percent
       ----                                                        ----------------             -------
Ronald L. Havner, Jr.                                                 71,948(1)(3)                0.3%
                                                                      75,490(2)                   0.3%
                                                                     -------                      ----
                                                                     147,438                      0.6%

Harvey Lenkin                                                            915(1)(4)                  *
                                                                       9,657(2)                     *
                                                                     -------                      ----
                                                                      10,572                        *

Vern O. Curtis                                                         2,000(1)                     *
                                                                       1,666(2)                     *
                                                                     -------                      ----
                                                                       3,666                        *

Arthur M. Friedman                                                     1,000(1)(5)                  *
                                                                       1,666(2)                     *
                                                                     -------                      ----
                                                                       2,666                        *

James H. Kropp                                                         9,791(1)(6)                  *
                                                                       1,666(2)                     *
                                                                     -------                      ----
                                                                      11,457                        *

Alan K. Pribble                                                        3,000(1)                     *
                                                                       1,666(2)                     *
                                                                     -------                      ----
                                                                       4,666                        *

Jack D. Steele                                                         2,100(1)(7)                  *
                                                                       1,666(2)                     *
                                                                     -------                      ----
                                                                       3,766                        *

Mary Jayne Howard                                                         60(1)(8)                  *
                                                                      48,630(2)                   0.2%
                                                                     -------                      ----
                                                                      48,690                      0.2%

Jack E. Corrigan                                                       1,600(1)(9)                  *
                                                                      13,333(2)                     *
                                                                     -------                      ----
                                                                      14,933                        *

J. Michael Lynch                                                          --                       --
                                                                      13,333(2)                     *
                                                                     -------                      ----
                                                                      13,333                        *

All Directors and Executive Officers as a Group                       92,414(1)(3)(4)(5)
(10 persons)                                                                (6)(7)(8)(9)          0.4%
                                                                     168,773(2)                   0.7%
                                                                     -------                      ----
                                                                     261,187                      1.1%

---------------
 *    Less than 0.1%

(1) Shares of Common Stock beneficially owned as of March ___, 1999. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of March ___, 1999, and portion of which will be vested within 60 days of March ___, 1999, of shares of Common Stock subject to options held by the named individuals or the group pursuant to the Company's stock option and incentive plan.

(3) Includes 500 shares and 500 shares held by custodians of IRAs for Mr. Havner and Mrs. Havner as to which each has investment power.

(4) Includes 116 shares held by a custodian of an IRA for Mr. Lenkin as to which he has investment power, 87 shares held by Mrs. Lenkin as to which she has investment power and 120 shares and 62 shares held by Mrs. Lenkin as custodian for two sons as to which she has investment power.

(5)   Shares held by Mr. Friedman as trustee of Friedman Living Trust.

(6) Includes 100 shares and 100 shares held by Mr. Kropp as custodian for a son and a daughter as to which he has investment power, 700 shares held by CWC Good Company Portfolio, a general partnership of which Mr. Kropp is a general partner, as to which Mr. Kropp shares investment power and 8,891 shares held by a custodian of an IRA for Mr. Kropp as to which he has investment power.

(7) Shares held by a custodian of a simplified employee pension for Mr. Steele as to which he has investment power.

(8)   Includes 30 shares held by Mr. Howard as to which he has investment power.

(9) Shares held by a custodian of an IRA for Mr. Corrigan as to which he has investment power.

                                  COMPENSATION

Compensation of Executive Officers
----------------------------------

        The following table sets forth certain information concerning the annual and long-term compensation paid to Ronald L. Havner, Jr., the Company's Chief Executive Officer and the three other persons who were executive officers of the Company on December 31, 1998 (the "Named Executive Officers") for 1998, 1997 and 1996.

                         Summary Compensation Table (1)
                         ------------------------------

                                                                                         Long-Term
                                              Annual Compensation                      Compensation
                             ----------------------------------------------------      ------------
                                                                                        Securities
Name and                                                             Other Annual       Underlying            All Other
Principal Position           Year       Salary          Bonus        Compensation       Options (#)       Compensation (2)
------------------           ----       ------          -----        ------------       -----------       ----------------
Ronald L. Havner, Jr.        1998       $185,000       $350,500               (3)             --             $ 4,700
   Chairman of the Board,
   President and Chief       1997        185,000        150,500               (3)        148,636(4)            4,700
   Executive Officer
                             1996          5,000(5)          --                --             --                  --


Mary Jayne Howard            1998        165,000         75,500               (3)         50,000               4,700
   Executive Vice
   President (6)             1997        165,000         75,500               (3)         47,947(4)            4,700


J. Michael Lynch             1998         84,600(7)      50,300(8)      18,100(9)         40,000               3,900
   Vice President-Director
   of Acquisitions and
   Development


Jack E. Corrigan             1998         81,900(10)     20,100                --         40,000               3,000
   Vice President and
   Chief Financial Officer

----------------

(1)   Includes compensation paid for services to the Company and AOPP.

(2) All Other Compensation consists solely of employer contributions to the Company's profit sharing plan and trust.

(3) Value is not included because it did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(4) Option granted by AOPP. The number of shares has been adjusted to reflect the AOPP Merger.

(5) Represents salary paid by the Company (formerly Public Storage Properties XI, Inc.). In 1996, Mr. Havner was Senior Vice President and Chief Financial Officer of PSI and a Vice President of the Company, until December 16, 1996 when he became Chairman, President and Chief Executive Officer of AOPP.

(6) In 1996, Ms. Howard was a Senior Vice President of PSI until December 16, 1996 when she became Executive Vice President of AOPP.

(7)   For the period June 1, 1998 through December 31, 1998.

(8)   Includes a $30,000 signing bonus.

(9)   Includes a reimbursement of relocation expenses of $16,850.

(10)  For the period June 8, 1998 through December 31, 1998.

        The following table sets forth certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1998.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                            Individual Grants
-------------------------------------------------------------------------------------
                                                Percent                                    Potential Realizable
                               Number of       of Total                                      Value at Assumed
                               Securities       Options                                    Annual Rates of Share
                               Underlying     Granted to      Exercise                    Price Appreciation for
                                 Options     Employees in       Price      Expiration           Option Term
Name                           Granted (#)    Fiscal Year      ($/Sh)         Date           5%              10%
-------------------------------------------------------------------------------------     ------------------------
Ronald L. Havner, Jr.                 --          --            --                --             --             --

Mary Jayne Howard                 25,000         13.0%         $23.50       03/17/08      $ 370,125     $  934,125
                                  25,000         13.0%         $25.00       05/07/08        393,750        993,750

J. Michael Lynch                  40,000         20.8%         $23.50       03/17/08        592,200      1,494,600

Jack E. Corrigan                  40,000         20.8%         $23.50       03/17/08        592,200      1,494,600

        All options granted in 1998 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

        The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1998.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values
                          -----------------------------

                                                               Number of               Value of Unexercised
                            Shares                       Securities Underlying           In-the-Money
                           Acquired          Value        Unexercised Options             Options at
     Name               on Exercise(#)    Realized($)    at December 31, 1998          December 31, 1998(1)
     ----               --------------    -----------    --------------------------    --------------------------
                                                         Exercisable  Unexercisable    Exercisable  Unexercisable
                                                         -----------  -------------    -----------  -------------
Ronald L. Havner, Jr.        23,600(2)     $107,733        25,945          99,091       $ 186,545      $ 712,464

Mary Jayne Howard                --              --        15,982          81,965         114,911        239,203

J. Michael Lynch                 --              --            --          40,000              --         15,000

Jack E. Corrigan                 --              --            --          40,000              --         15,000

--------------

(1) Based on closing price of $23.875 per share of Common Stock on December 31, 1998, as reported by the American Stock Exchange. On March ___, 1999, the closing price per share of Common Stock as reported by the American Stock Exchange was $_______.

(2) Option was exercised in AOPP; the number of shares acquired on exercise has been adjusted to reflect the AOPP Merger.

Compensation of Directors
-------------------------

        Each of the Company's directors, other than Ronald L. Havner, Jr., receives directors' fees of $10,000 per year plus $200 for each meeting attended. In addition, each of the members of the Audit Committee receives $100 for each meeting of the Audit Committee attended. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive automatic grants of options under the 1997 Stock Option and Incentive Plan (the "1997 Plan"), and Ronald L. Havner, Jr. is eligible to receive discretionary grants of options and/or restricted stock thereunder. Under the 1997 Plan, (i) on March 16, 1998, following the annual meeting of shareholders, each Outside Director was automatically granted a non-qualified option to purchase 5,000 shares of Common

Stock and (ii) thereafter, each new Outside Director will, upon the date of his or her initial election to serve as an Outside Director, automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock. In addition, after each annual meeting of shareholders commencing with this 1999 annual meeting, each Outside Director then duly elected and serving will automatically be granted, as of the date of such annual meeting, a non-qualified option to purchase 1,000 shares of Common Stock.

Employment Agreements
---------------------

        In December 1997, Ronald L. Havner, Jr. and Mary Jayne Howard each entered into an employment agreement with AOPP, which agreements were assumed by the Company in the AOPP Merger. Mr. Havner's employment agreement is for a term of two years (ending in December 1999) and provides for an annual base salary of $185,000 and a discretionary annual bonus. Ms. Howard's employment agreement was for a term of one year (which ended in December 1998) and provided for an annual base salary of $165,000 and a discretionary annual bonus. The agreements include provisions restricting Mr. Havner and Ms. Howard from competing with the Company during employment. In the event of termination of an agreement by the Company without cause, termination by the employee with cause or a merger or consolidation in which the Company is not the surviving corporation, or a transfer of all or substantially all of the assets of the Company (other than any merger approved by Mr. Havner in which the agreement is assumed by the surviving corporation), each agreement provides for the following payments: (i) the present value of the employee's annual base salary for the remainder of the term of the agreement (based on a discount rate of 5%), (ii) a prorated portion of the employee's last annual bonus, but in no event less than the employee's annual base salary and (iii) the acceleration of the vesting of the employee's stock options so that all of the employee's outstanding stock options will be exercisable during a specified period.

        In May 1998, J. Michael Lynch entered into an employment agreement with the Company. Mr. Lynch's employment agreement is for a term of one year (ending in May 1999) and provides for an annual base salary of $145,000 and a discretionary annual bonus. The agreement includes a provision restricting Mr. Lynch from competing with the Company during employment. In the event of termination of the agreement by the Company without cause, the agreement provides for the payment by the Company of the present value of Mr. Lynch's annual base salary for the remainder of the term of the agreement (based on a discount rate of 5%) (the "Base Salary Payment"), but in no event less than $72,500. In the event of a merger or consolidation in which the Company is not the surviving corporation, or a transfer of all or substantially all of the assets of the Company (other than any merger approved by the Company's Chief Executive Officer in which the agreement is assumed by the surviving corporation), the agreement provides for the following payments: (i) the Base Salary Payment, but in no event less than $72,500 and (ii) the acceleration of the vesting of Mr. Lynch's stock options so that all of Mr. Lynch's outstanding stock options will be exercisable at the time of closing of such transaction. In the event of termination of the agreement by Mr. Lynch with cause, the agreement provides for the payment by the Company of the Base Salary Payment, but in no event less than $145,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company does not have a compensation committee. The Company's stock option and incentive plan, under which executive officers are eligible to receive options and/or restricted stock, is administered by the Audit Committee. The members of the Audit Committee are Vern O. Curtis, Arthur M. Friedman and Jack D. Steele.

        Ronald L. Havner, Jr., who is an executive officer of the Company, is a member of the Board of Directors. Harvey Lenkin, who has been a director of the Company since March 16, 1998, is president and a director of PSI and was president of the Company until March 16, 1998 and president of Public Storage Properties XX, Inc. ("Properties 20"), one of the Merged Public Storage REITs, until May 8, 1998. B. Wayne Hughes, who was a director and the chief executive officer of the Company until March 16, 1998, is chairman of the board and chief executive officer of PSI and was a director and the chief executive officer of Properties 20 until May 8, 1998. Neither the Company nor PSI has (nor did Properties 20 have) a compensation committee.

Certain Relationships and Related Transactions
----------------------------------------------

        AOPP Merger. On March 17, 1998, AOPP, a subsidiary of PSI, merged into the Company (the "AOPP Merger"), pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of December 17, 1997 among the Company, AOPP and PSI. In connection with the AOPP Merger, (i) the Company changed its name from Public Storage Properties XI, Inc. to PS Business Parks, Inc., (ii) of the 1,819,937 outstanding shares of the Company's Common Stock Series A, based upon elections made by the shareholders, 106,155 shares were converted into $2,176,178 in cash (at the rate of $20.50 per share) and 1,713,782 shares continued to be owned by the shareholders, (iii) of the 707,071 shares of the Company's Common Stock Series B and Common Stock Series C, 47,824 shares of Common Stock Series C were canceled prior to the AOPP Merger, and 659,247 shares of Common Stock Series B and C were converted into 569,656 shares of the Company's Common Stock Series A (at the rate of 0.8641 shares of Common Stock Series A per share of Common Stock Series B and C), (iv) 11,737,527 shares of the Company's Common Stock Series A were issued to the holders of AOPP's common stock (at the rate of 1.18 shares of the Company's Common Stock Series A per share of AOPP's common stock), (v) the Company's Common Stock Series A was reconstituted as Common Stock and (vi) the Company became the general partner of American Office Park Properties, L.P., which changed its name to PS Business Parks, L.P. (the "Operating Partnership"). Concurrently with the AOPP Merger, the Company exchanged 13 predominantly mini-warehouse properties for 11 commercial properties owned by PSI. In the AOPP Merger, (i) B. Wayne Hughes, the Company's former chief executive officer, received 113,931 shares of the Company's Common Stock in exchange for his shares of the Company's Common Stock Series B and C, and the other former executive officers of the Company received an aggregate of 7,492 shares of the Company's Common Stock in exchange for their shares of AOPP's common stock, (ii) options to purchase shares of AOPP common stock held by former executive officers of the Company were assumed by the Company and converted into options to purchase an aggregate of 26,370 shares of the Company's Common Stock, (iii) Ronald L. Havner, Jr. and Mary Jayne Howard, who became executive officers of the Company as a result of the AOPP Merger, received an aggregate of 71,008 shares of the Company's Common Stock in exchange for their shares of AOPP's common stock, (iv) options to purchase shares of AOPP common stock held by Ronald L. Havner, Jr. and Mary Jayne Howard were assumed by the Company and converted into options to purchase an aggregate of 172,983 shares of the Company's Common Stock, (v) PSI and its affiliated partnership received an aggregate of 4,576,785 shares of the Company's Common Stock in exchange for their shares of AOPP's common stock and the Company's Common Stock Series B and C, (vi) Acquiport received 5,289,765 shares of the Company's Common Stock in exchange for its shares of AOPP's common stock and (vii) an aggregate of 2,185,189 shares of the Company's Common Stock was received by the institutional investors listed below in exchange for their shares of AOPP's common stock: State of Michigan Retirement Systems, Cohen & Steers Capital Management, Inc., Morgan Stanley Asset Management, Harvard Private Capital Realty, Inc., ABKB/LaSalle Securities Limited Partnership, Fidelity Real Estate Investment Portfolio, Stanford University, The Fidelity REIT Collective Pool, State Employees' Retirement Fund of the State of Delaware and J.W. McConnell Family Foundation (collectively, the "Institutional Investors"). In addition, as a result of the AOPP Merger, the number of units of limited partnership interest in the Operating Partnership ("Units") owned by PSI and its affiliated partnerships was adjusted to 7,305,355 Units. The AOPP Merger was approved by the shareholders and the disinterested directors of the Company.

        Loans from Affiliate. On May 1, 1998, the Operating Partnership borrowed $179 million from PSI to fund a portion of the acquisition cost of real estate facilities. On May 6, 1998, $105 million of the loan was repaid and the remaining balance was repaid on May 27, 1998. The loan bore interest at 6.91% per annum. On January 19, 1999, the Operating Partnership borrowed $26.5 million and on January 28, 1999, the Operating Partnership borrowed an additional $6 million from PSI to repay the outstanding balance on the Operating Partnership's bank line of credit and to fund a portion of the acquisition cost of real estate facilities. Approximately $4.5 million of the loan was repaid on January 29, 1999, $5 million was repaid on February 12, 1999 and the balance was repaid on March ___, 1999. The loan bore interest at 5.5% per annum. The terms of these loans were approved by the Company's disinterested directors.

        Sale of Stock to Institutional Investors. On May 6, 1998, pursuant to an agreement assumed by the Company in the AOPP Merger, the Company sold in a private placement an aggregate of 4,588,885 shares of its Common Stock for an aggregate amount of $104,999,911 in cash to the Institutional Investors.

        Management Agreements with Affiliates. Prior to the AOPP Merger, PSI operated the Company's (formerly Public Storage Properties XI, Inc.'s) mini-warehouse facilities pursuant to a management agreement under which the Company paid to PSI a fee of 6% of the gross revenues of the mini-warehouse facilities operated for the Company. During 1998 (prior to the AOPP Merger), the Company paid fees of $78,621 to PSI pursuant to that management agreement.

        The Operating Partnership operates industrial, retail and office facilities for PSI and partnerships and joint ventures of which PSI is a general partner or joint venturer ("Affiliated Entities") pursuant to a management agreement under which PSI and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for PSI and the Affiliated Entities. During 1998, PSI and the Affiliated Entities paid fees of $444,756 to the Operating Partnership pursuant to that management agreement. As to facilities directly owned by PSI, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (PSI or the Operating Partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days' notice by PSI (on behalf of the Affiliated Entity) and upon seven years' notice by the Operating Partnership.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Company pays its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock. Grants of options to executive officers are made under the 1997 Stock Option and Incentive Plan. In connection with the AOPP Merger, the Company assumed the outstanding options to purchase AOPP common stock granted by AOPP under AOPP's 1997 Stock Option and Incentive Plan, which were converted into options to purchase the Company's Common Stock ("Converted Options"), and the Company adopted the 1997 Stock Option and Incentive Plan (the "1997 Plan") as a new plan of the Company for the purpose of covering and administering Converted Options and making awards to eligible participants.

        Cash Compensation. Base salary levels are based generally on market compensation rates and each individual's role in the Company, subject in certain cases to minimums set forth in individual employment agreements. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer.

        In connection with the AOPP Merger, the Company assumed AOPP's employment agreements with Ronald L. Havner, Jr., who became the Company's Chief Executive Officer, and Mary Jayne Howard, who became the Company's Executive Vice President in charge of property operations. Mr. Havner's base compensation for 1998 was established in his employment agreement at $185,000 per year, and Ms. Howard's base compensation for 1998 was established in her employment agreement at $165,000 per year. The Company deems these salary levels to be consistent with its guidelines for executive compensation and therefore does not currently intend to change them.

        The Company bases its payment of annual bonuses on corporate, business unit and individual performance. In establishing individual bonuses, the Company takes into account the Company's overall profitability, the Company's internal revenue growth, the Company's revenue growth due to acquisitions, and the executive officer's contribution to the Company's growth and profitability. The Company based its payment of the Chief Executive Officer's bonus for 1998 on the Company's performance, taking into account the AOPP Merger.

        Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. The Company did not grant any options to the Chief Executive Officer during 1998 (however, the Company assumed Mr. Havner's Converted Options in the AOPP Merger). Options were granted to the other named executive officers as reflected above in the table captioned "Option Grants in Last Fiscal Year." The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer, including Converted Options.

        The 1997 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 1998.

        BOARD OF DIRECTORS                    AUDIT COMMITTEE

        Ronald L. Havner, Jr.                 Vern O. Curtis (Chairman)
        Harvey Lenkin                         Arthur M. Friedman
        Vern O. Curtis                        Jack D. Steele
        Arthur M. Friedman
        James H. Kropp
        Alan K. Pribble
        Jack D. Steele

                          STOCK PRICE PERFORMANCE GRAPH

        The graph set forth below compares the yearly change in the cumulative total shareholder return on the Common Stock (formerly Common Stock Series A) of the Company (formerly Public Storage Properties XI, Inc.) for the five-year period ended December 31, 1998 to the cumulative total return of the American Stock Exchange Market Value Index ("AMEX Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
           PS Business Parks, Inc., AMEX Index and NAREIT Equity Index
                      December 31, 1993 - December 31, 1998
                      -------------------------------------

                        [PERFORMANCE GRAPH APPEARS HERE]


 MEASUREMENT PERIOD                    PS BUSINESS                                            NAREIT
(FISCAL YEAR COVERED)                  PARKS, INC.                    AMEX                    EQUITY
---------------------                  -----------                    ----                    ------

Measurement Pt. 12/31/93                  $100.00                     $100.00                 $100.00

FYE 12/31/94                               100.49                       90.89                  103.17

FYE 12/31/95                               125.28                      114.90                  118.92

FYE 12/31/96                               155.99                      122.24                  160.86

FYE 12/31/97                               184.21                      148.26                  193.45

FYE 12/31/98                               208.46                      150.84                  159.59


                                 PROPOSAL NO. 2

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

        The Company's articles of incorporation include provisions designed to assist the Company in meeting the stock ownership requirements for continued qualification as a "Real Estate Investment Trust" ("REIT") for income tax purposes. One of the REIT ownership tests generally prohibits any five or fewer "individuals" from owning more than 50% of the value of the outstanding stock of a REIT (the "5/50 Rule"). In that respect, the Company's articles of incorporation currently impose an "Ownership Limit" that generally precludes any "Person" from owning or acquiring more than 2% of the outstanding shares of Common Stock. For this purpose, the articles of incorporation generally define "Person" to mean an individual, corporation, partnership, limited liability company, estate, trust, association, private foundation within the meaning of
Section 509(a) of the Internal Revenue Code of 1986, joint stock company or other entity. The articles of incorporation also authorize the Board of Directors to grant exceptions to that limit, when appropriate and provided that the granting of the exception would not jeopardize the Company's REIT status.

        The Ownership Limit for the Company's Common Stock was established in connection with the AOPP Merger when AOPP was essentially wholly owned by PSI, which is also a REIT. The Company's Ownership Limit was originally established to correspond with the 2% limit applicable to public shareholders of PSI. Since the initial establishment of the Company's Ownership Limit, PSI's ownership interest in the Company has been considerably reduced by the issuance of a substantial number of shares of the Company's Common Stock to other investors. PSI currently owns less than a 50% interest in the Company (treating interests that PSI and affiliates hold in PS Business Parks, L.P. as if converted into shares of the Company's Common Stock). In light of that fact, and as a result of requests from representatives of institutional investors, the Company previously adopted an exception to its Ownership Limit permitting ownership of up to 7% of the Company's Common Stock by certain institutional investors without requiring that such an investor seek a specific, individual exception from the Board.

        At this time, the Company is proposing to amend its articles of incorporation to increase the Ownership Limit to 7% for any Person. The Board of Directors believes that such a change may facilitate the Company's ability to attract large investors to the Company.

        Exhibit A contains a complete text of the proposed amendment to the Company's articles of incorporation.

        The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is required to approve the amendment to the Company's articles of incorporation. For these purposes, an abstention or broker non-vote will have the effect of a vote against the proposal. The officers and directors of the Company intend to vote their shares in favor of the amendment.

        The Board of Directors recommends that you vote FOR this amendment.

                              INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 1999.

        It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                                  ANNUAL REPORT

        The Company has filed, for its fiscal year ended December 31, 1998, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of March 15, 1999, who represents in such request that he or she was the record or beneficial owner of the Company's shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Jack E. Corrigan, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2397.

                            EXPENSES OF SOLICITATION

        The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

               DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      CONSIDERATION AT 2000 ANNUAL MEETING

        Any proposal that a shareholder wishes to submit for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders ("2000 Proxy Statement") pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December ___, 1999. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2000 Annual Meeting of Shareholders, but does not seek to include in the Company's 2000 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February ___, 2000 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2000 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2000 Annual Meeting of Shareholders should be addressed to:
Jack E. Corrigan, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2397.

                                  OTHER MATTERS

        The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

        You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.


                                       By Order of the Board of Directors

                                           JACK E. CORRIGAN, Secretary

Glendale, California
March ___, 1999

                                                                      Exhibit A

                 Proposed Amendment to Articles of Incorporation

         Set forth below is the proposed amendment to Article IV, Section 4.01
(a) of the Company's Articles of Incorporation. Article IV, Section 4.01 (a) would read in its entirety as follows:

         "4.01    Ownership Limitations

                  (a) Basic Ownership Limits. Except as provided in
         Section 4.01(b) and Section 4.03, no Person shall Beneficially Own shares of Common Stock or any series of Preferred Stock or Equity Stock in excess of the Ownership Limit set forth in this Section 4.01(a). In the case of Common Stock, the Ownership Limit is 7.0% of the outstanding shares of Common Stock. In the case of any series of Preferred Stock or Equity Stock, the Ownership Limit is 9.9% of the outstanding shares of such series of Preferred Stock or Equity Stock."

PRELIMINARY COPY

                             PS BUSINESS PARKS, INC.

                               701 Western Avenue
                         Glendale, California 91201-2397

           This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Ronald L. Havner, Jr. and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of PS Business Parks, Inc. held of record by the undersigned on March 15, 1999, at the Annual Meeting of Shareholders to be held on May 10, 1999, and any adjournments thereof.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND IN FAVOR OF ITEM 2.

        (Continued and to be signed on reverse side)

 X Please mark votes as in this example.
---
1.      Election of Directors

        Nominees: Ronald L. Havner, Jr., Harvey Lenkin, Vern O. Curtis, Arthur
        M. Friedman, James H. Kropp, Alan K. Pribble and Jack D. Steele.

               FOR                         WITHHELD
               ALL                         FROM ALL
        ___    NOMINEES              ___   NOMINEES

        ___________________________________________
           For all nominees except as noted above

2. Approval of Amendment to the Articles of Incorporation in the form of Exhibit A to the accompanying Proxy Statement to increase the ownership limitation applicable to the Common Stock from 2% to 7% of the outstanding Common Stock.

             ____  FOR            ____  AGAINST               ____  ABSTAIN

3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March ___, 1999.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                           Dated:  ______________________, 1999


                                           ___________________________________
                                                       Signature

                                           ____________________________________
                                                 Signature if held jointly

                                           Please sign exactly as your name
                                           appears. Joint owners should each
                                           sign. Trustees and others acting in
                                           a representative capacity should
                                           indicate the capacity in which they
                                           sign.